Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Oscar M. Bean and H. Charles Maddy, III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

By: /s/ H. Charles Maddy, III H. Charles Maddy, III	President and Chief Executive Officer (Principal Executive Officer) and Director	July 22, 2014

By: /s/ Robert S. Tissue Robert S. Tissue	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 22, 2014

By: /s/ Oscar M. Bean Oscar M. Bean	Chairman of the Board and Director	July 22, 2014

By: /s/ Dewey F. Bensenhaver Dewey F. Bensenhaver	Director	July 22, 2014

By: /s/ J. Scott Bridgeforth J. Scott Bridgeforth	Director	July 22, 2014

By: /s/ James M. Cookman James M. Cookman	Director	July 22, 2014

By: /s/ John W. Crites John W. Crites	Director	July 22, 2014

By: /s/ James P. Geary, II James P. Geary, II	Director	July 22, 2014

By: /s/ Georgette R. George Georgette R. George	Director	July 22, 2014

By: /s/ Thomas J. Hawse, III Thomas J. Hawse, III	Director	July 22, 2014

By: /s/ Phoebe Fisher Heishman Phoebe Fisher Heishman	Director	July 22, 2014

By: /s/ Gary L. Hinkle Gary L. Hinkle	Director	July 22, 2014

By:/s/ Jeffrey E. Hott Jeffrey E. Hott	Director	July 22, 2014

By: /s/ Gerald W. Huffman Gerald W. Huffman	Director	July 22, 2014

By: /s/ Duke A. McDaniel Duke A. McDaniel	Director	July 22, 2014

By:/s/ George W. Pace George W. Pace	Director	July 22, 2014

By: /s/ Charles Piccirillo Charles Piccirillo	Director	July 22, 2014